[UNLESS PERMITTED UNDER APPLICABLE SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE COMMON SHARES, IF ANY, ISSUABLE UPON CONVERSION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE, AND ANY COMMON SHARES ISSUABLE AS INTEREST THEREON, MUST NOT TRADE ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR COMMON SHARES ISSUABLE UPON CONVERSION THEREOF, AND ANY COMMON SHARES ISSUABLE AS INTEREST THEREON, BEFORE [INSERT DATE THAT IS 4 MONTHS AND 1 DAY AFTER THE CLOSING DATE].] 1

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE COMMON SHARES, IF ANY, ISSUABLE UPON CONVERSION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE, AND ANY COMMON SHARES ISSUABLE AS INTEREST THEREON, HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

[THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE HELD BY A PERSON WHO MAY BE DEEMED TO BE AN AFFILIATE OF THE ISSUER FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). ANY AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUER THAT ACQUIRES THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR ANY COMMON SHARES ISSUED UPON CONVERSION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE (OR ANY INTEREST IN ANY OF THE FOREGOING) MAY NOT RESELL SUCH SECURITIES OR SHARES (OR INTEREST THEREIN), AS APPLICABLE, UNLESS IN A TRANSACTION THAT IS REGISTERED UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IN A TRANSACTION IMMEDIATELY FOLLOWING WHICH SUCH RESOLD SECURITY OR SHARE (OR INTEREST THEREIN), AS APPLICABLE, IS NOT A “RESTRICTED SECURITY” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT).]2

SECURED CONVERTIBLE DEBENTURE

FROM: TerrAscend Corp. (the “Issuer”)

TO: [Holder] with its address for notice being [Address] (the “Holder”)

INITIAL PRINCIPAL

AMOUNT: U.S.$[<>]

DATE: June 23, 2026 (the “Closing Date”)

____________________________________________________________________________

1.
Definitions. Capitalized terms used herein that are not otherwise defined have the meanings ascribed to them in Schedule “A” attached hereto. Capitalized terms used herein that are not otherwise defined herein or in Schedule “A” shall have the meaning ascribed to them in the Offering Agreement (as defined herein) of the Holder.
2.
Indebtedness. For value received, the Issuer promises to pay to, or to the order of, the Holder the Principal in lawful money of the United States in immediately available funds in the manner provided in this debenture, together with other monies that the Issuer may owe from time to time under this debenture.
3.
Series of Debentures. This debenture is issued as part of a series of similar secured convertible debentures (collectively, the “Debentures”) issued pursuant to the terms of those certain Offering Agreements.

1 NTD: Insert for debentures issued to holders in Canada.

2 NTD: Insert for debentures issued to Affiliates.

4.
Repayment. In accordance with the terms of this debenture, the Issuer shall pay the Holder the Principal, plus any and all accrued and unpaid interest thereon, on the Maturity Date, in the manner set forth in Section 6.
5.
Interest.
(a)
Subject to Section 5(c), the Principal shall bear interest in respect of each Interest Period at the rate of 8.00% per annum, payable quarterly in arrears by the Issuer to the Holder on each Interest Payment Date in the manner set forth in Section 6.
(b)
The first Interest Payment Date will fall due on September 30, 2026 and will include interest accrued from and including the Closing Date to but excluding September 30, 2026 and the last Interest Payment Date will fall due on the Maturity Date and will include interest accrued from and including the Interest Payment Date immediately preceding the Maturity Date to but excluding the Maturity Date. All other Interest Periods will include interest accrued from and including the last Interest Payment Date to but excluding the then current Interest Payment Date.
(c)
Notwithstanding anything to the contrary in this Section 5, the Issuer may, in its sole discretion, elect to pay all or any portion of the interest accrued on the Principal during any Interest Period in kind (and not in cash) by capitalizing such interest as additional principal, which interest shall constitute PIK Interest hereunder. If any interest is capitalized pursuant to this Section 5(c), then the amount of PIK Interest to be added to the Principal for such Interest Period shall be calculated based on an interest rate equal to 9.00% per annum, provided that if the Issuer elects to pay all or any portion of the interest accrued on the Principal by way of PIK Interest for more than 4 Interest Periods, then for each additional Interest Period where PIK Interest is paid, the PIK Interest for each such additional Interest Period shall be calculated based on an interest rate equal to 10.00% per annum. Any Common Shares issuable upon conversion of any PIK Interest added to the Principal pursuant to this Section 5(c) shall be subject to the approval of the TSX.
(d)
Interest shall be payable after as well as before maturity and after as well as before default, with interest on amounts in default or after maturity calculated and payable at the same rate set out in Section 5(a).
6.
Payments. Except for payments made by way of PIK Interest under Section 5 or by way of conversion under Section 7, as applicable, any payment to be made to the Holder by the Issuer under the terms of this debenture, whether for Principal or accrued and unpaid interest thereon, shall be made by certified cheque, bank draft or wire transfer in immediately available funds to the Holder’s designated account or at the address of the Holder to the address listed on the first page of this debenture. Any payments not received by 5:00 p.m. (Toronto time) on a Business Day will be deemed to have been received on the next Business Day.
7.
Conversion.
(a)
Optional Conversion. The Holder has the right, at its option, at any time or times prior to 5:00 p.m. (Toronto time) on the Business Day immediately preceding the Maturity Date to convert the Principal or a portion thereof that is at least $1,000 or an integral multiple thereof, into Common Shares at the Conversion Price, as adjusted from time to time as provided in Schedule “B” attached hereto. On conversion, the Holder will receive accrued and unpaid interest (less any tax required by law to be deducted or withheld) on such portion of the Principal that is converted for the period from and including the later of the Closing Date and the last Interest Payment Date, to but excluding, the date of conversion, in cash.
(b)
Forced Conversion.
(i)
If, at any time after the third anniversary of the Closing Date, the VWAP of the Common Shares for any consecutive 20 trading day period is equal to or greater than 200% of the Conversion Price, as adjusted from time to time as provided in Schedule “B” attached hereto, the Issuer may force conversion (at the sole and absolute discretion of the Issuer) of the Principal or a portion thereof that is at least $1,000 or an integral multiple thereof (less any tax required by law to be deducted or withheld) of the debenture at the Conversion Price, upon giving the Holder no less than 10 days advance written notice in accordance with Section 19 (the “Forced Conversion Notice”) and concurrently issuing a news release. On conversion, the Holder will receive accrued and unpaid interest (less any tax required by law to be deducted or withheld) on the Principal that is converted for the period from and including the last Interest Payment Date, to but excluding, the date of conversion, in cash. The Holder may convert the Principal in whole or in part into Common Shares until 4:30 p.m. (Toronto time) on the Business Day prior to the Forced Conversion Date (as defined herein) in the manner provided in Section 7(a).

(ii)
In the event that the Issuer exercises its right to force conversion of the Principal or a portion thereof pursuant to this Section 7(b), the effective date for the forced conversion (the “Forced Conversion Date”) shall be: (a) the date stipulated in the Forced Conversion Notice; or (b) if no date is so stipulated in the Forced Conversion Notice, the date that is 20 days following the date of such Forced Conversion Notice, and upon such Forced Conversion Date: (i) the Principal that is converted (less any tax required by law to be deducted or withheld) shall be deemed to be converted into Common Shares at the then applicable Conversion Price; and (ii) the Holder shall be entered in the books of the Issuer as at the Forced Conversion Date as the holder of the number of Common Shares into which such Principal is converted.
(c)
No Fractional Common Shares. Notwithstanding anything contained herein, the Issuer shall in no case be required to issue fractional Common Shares upon any conversion under this debenture.
8.
Change of Control. On or before the 20th day after the occurrence of the effective date of a Change of Control, the Issuer shall provide to the Holder a notice (the “Change of Control Notice”) of the occurrence of the Change of Control and of the Holder’s optional repurchase right arising as a result thereof as set out herein (the “Change of Control Repurchase Right”). The Change of Control Notice shall specify (i) the effective date of the Change of Control, (ii) the last date on which the Holder may exercise the Change of Control Repurchase Right, (iii) the Change of Control Repurchase Price (as defined herein) and the Change of Control Repurchase Date (as defined herein). Upon the occurrence of a Change of Control, the Holder has the right, at such Holder’s option, to require the Issuer to repurchase this debenture for cash or Common Shares, at the sole election of the Issuer, at a repurchase price (the “Change of Control Repurchase Price”) equal to 101% of the Principal plus accrued and unpaid interest thereon to, but excluding, the date specified by the Issuer in the Change of Control Notice (the “Change of Control Repurchase Date”) that is not less than 20 Business Days and not more than 35 Business Days following the date of the Change of Control Notice. The Issuer shall satisfy its obligation to pay the Change of Control Repurchase Price by (i) paying to the Holder an amount of cash that is equal to the sum of 101% of the Principal plus accrued and unpaid interest thereon, if any, to but excluding, the Change of Control Repurchase Date, or (ii) subject to the approval of the TSX, the Issuer issuing and delivering to the Holder the number of Common Shares obtained by dividing the sum of 101% of the Principal plus accrued and unpaid interest thereon, if any, to but excluding, the Change of Control Repurchase Date, by the then Current Market Price. The Current Market Price shall be converted into U.S. dollars based on the Canadian dollar to U.S. dollar conversion rate as quoted by Bloomberg on the date immediately preceding the Change of Control Repurchase Date. No fractional Common Shares shall be delivered upon the exercise of the Change of Control Repurchase Right but, in lieu thereof, the Issuer shall pay to the Holder, the cash equivalent thereof determined on the basis of the Current Market Price of the Common Shares on the Change of Control Repurchase Date.
9.
Voluntary Prepayment. The Issuer shall not be permitted to repay to the Holder the whole or any part of the Principal owing by it from time to time hereunder without the prior written consent of the Holder in its sole discretion; provided however that, nothing in this Section shall restrict any conversion effected in accordance with Section 7 of this debenture.
10.
Use of Proceeds. The Issuer will allocate the aggregate proceeds of the Debentures to fund mergers and acquisitions, the repayment and/or refinancing of indebtedness and for other general corporate purposes.
11.
Acceleration. If one or more Events of Default shall have occurred and be continuing, then, and in each and every such case (other than an Event of Default specified in clause (d) of such definition), upon receipt by the Issuer of notice in writing signed by the holders of at least 50% of the aggregate principal amount of the Debentures then outstanding, the full unpaid balance of the Principal together with accrued and unpaid interest thereon will become immediately due and payable. If an Event of Default specified in clause (d) of the definition of Event of Default occurs and is continuing, the full unpaid balance of the Principal together with accrued and unpaid interest thereon will become immediately due and payable. Notwithstanding anything contained herein or in any document delivered in connection herewith to the contrary, the Holder hereby acknowledges, confirms and agrees that nothing contained herein or therein shall require or cause the Issuer to do, or refrain from doing, anything that would result in a breach, default or event of default (or the equivalent thereof) under the FG Loan Agreement or the documents delivered in connection therewith.
12.
Waiver – Specific Items. The Issuer waives presentment for payment, demand, protest, Notice of any kind, and statutory days of grace in connection with this debenture.
13.
Representations and Warranties. The Issuer represents and warrants to the Holder, acknowledging that the Holder is relying on these representations and warranties, that:

(a)
Existence. It is a corporation, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.
(b)
Power and Authority. It has the corporate power and authority, and holds all permits and other authorizations necessary, to own, lease, and operate its properties, to conduct its business as now carried on by it, and to enter into, deliver, and perform its obligations under this debenture.
(c)
Due Authorization. It has duly authorized, executed, and delivered this debenture.
(d)
Binding Obligations. This debenture and each other agreement to be executed and delivered by the Issuer in connection with this debenture constitute binding obligations of the Issuer, enforceable against the Issuer in accordance with its terms.
(e)
No Breach. Neither the signature and delivery of this debenture nor the payment or performance of its obligations under this debenture do or will:
(i)
conflict with or result in a breach or violation of any of the terms of, or constitute a default under:

(A) any statute or other law that applies to it;

(B) its articles or by-laws;

(C) subject to receipt of all required consents, any agreement to which it is a party or by which it is bound; or

(D) any judgment or other order that binds it or its assets; or

(ii)
result in the creation or imposition of any security interest, lien, or encumbrance on any property of the Issuer.
(f)
Bankruptcy or Receivership. No proceedings have been taken or authorized by the Issuer or, to its knowledge, by any other Person relating to the bankruptcy, insolvency, liquidation, dissolution, or winding up of the Issuer.
14.
Security. Each of the Holder and the Issuer acknowledge that this debenture (a) is secured by certain personal property assets of TerrAscend USA, Inc. a Delaware corporation, pursuant to a Subordinated Guaranty and Security Agreement (the “Subordinated GSA”), to be entered into by, among others, TMF Group New York, LLC, in its capacity as collateral agent (the “Collateral Agent”) for the Holder of this debenture and each of the other holders of Debentures, (b) ranks pari passu with each other Debenture (regardless of their actual date or terms of issue) and (c) will be subordinate pursuant to the terms of the Subordinated GSA to all indebtedness and other obligations at any time owing, and subject to certain restrictions (including with respect to certain payments (other than those permitted pursuant to the Subordinated GSA)), under the FG Loan Agreement. The Holder, by its acceptance hereof and by its signature to the Offering Agreements, agrees that the Collateral Agent is (i) appointed as agent, on behalf such Holder, and (ii) authorized to enter into the Subordinated GSA and subordinate the indebtedness and other obligations hereunder and the liens securing such obligations in favour the indebtedness and other obligations owing under the FG Loan Agreement and agrees to sign (or cause to be signed) all further documents or do (or cause to be done) all further acts and provide all reasonable assurances as may reasonably be necessary or desirable to give effect to the appointment of the Collateral Agent or Subordinated GSA, as the case may be.
15.
Assignment. The Issuer may not assign, transfer or deliver all or any part of its rights or obligations hereunder without the prior written consent of the Holder. The Holder may, ‘upon prior written notice to the Issuer, and in compliance with all Securities Laws and other applicable law, assign, transfer or deliver all or any part of its rights and obligations hereunder.
16.
Waiver – General. No waiver of satisfaction of a condition or non-performance of an obligation under this debenture is effective unless it is in writing and signed by the party providing such waiver. No waiver under this Section affects the exercise of any other rights under this debenture.
17.
Governing Law. The laws of the Province of Ontario and the laws of Canada applicable in the Province of Ontario, excluding any rule or principle of conflicts of law that may provide otherwise, govern this debenture.

18.
Jurisdiction. The Issuer and Holder hereby irrevocably attorn to the jurisdiction of the courts of Ontario, which will have non-exclusive jurisdiction over any matter arising out of this debenture.
19.
Notice. To be effective, a Notice must be in writing and delivered (a) personally, either to the individual designated below for that party or to an individual having apparent authority to accept deliveries on behalf of that individual at its address set out below, or (b) by registered mail, or (c) by electronic mail, to the address or electronic mail address set out opposite the party’s name below or to any other address or electronic mail address for a party as that party from time to time designates to the other parties in the same manner:

in the case of the Issuer, to:

TerrAscend Corp.

77 City Centre Drive, Suite 501, East Tower

Mississauga, Ontario, L5B 1M5

Attention: Lynn Gefen

Email: [***]

With a copy to (which shall not constitute notice to the Issuer):

Cassels Brock & Blackwell LLP

Suite 3200, Bay Adelaide Centre – North Tower
40 Temperance St.
Toronto, Ontario M5H 0B4

Attention: Jonathan Sherman

Email: [***]

in the case of the Holder, to the address listed on the first page of this debenture.

Any Notice is effective: (i) upon personal delivery to the party to be notified, (ii) 5 days after having been sent by registered or certified mail, return receipt requested, postage prepaid, (iii) when sent by confirmed electronic mail if sent before 5:00 p.m. local time of the recipient, if not, then on the next Business Day, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

20.
Severability. The invalidity or unenforceability of any particular provision of this debenture will not affect or limit the validity or enforceability of the remaining provisions.
21.
Further Assurances. The Holder and Issuer shall sign (or cause to be signed) all further documents or do (or cause to be done) all further acts and provide all reasonable assurances as may reasonably be necessary or desirable to give effect to this debenture.
22.
Conflict of Provisions. If there is any inconsistency between the provisions of this debenture and those of any document (including any Offering Agreement) to be executed and delivered by the Issuer in connection with this debenture, the provisions of this debenture will prevail.
23.
Binding Effect. This debenture enures to the benefit of and binds the parties’ respective heirs, executors, administrators, and other legal representatives, successors, and permitted assigns.
24.
Amendment. This debenture may only be amended by a written document signed by the Holder and the Issuer.

The Issuer has executed this debenture dated as of the Closing Date.

TERRASCEND CORP.
By:
Name:
Title:

SCHEDULE “A”

DEFINITIONS

The following definitions apply to the debenture to which this schedule is attached (this “debenture”):

“affiliate” has the meaning ascribed thereto in the Securities Act (Ontario).

“Bankruptcy Event” means, with respect to the Issuer, that (a) the Issuer fails to pay or perform its obligations generally as they become due or admits its inability to pay its debts generally, (b) the Issuer commits an act of bankruptcy within the meaning of the Bankruptcy and Insolvency Act (Canada), (c) a Bankruptcy Proceeding is instituted by or against the Issuer (excluding any Bankruptcy Proceeding being contested by the Issuer in good faith by appropriate proceedings so long as enforcement remains stayed, none of the relief sought is granted (either on an interim or permanent basis), and the Bankruptcy Proceeding is dismissed within 90 days of its commencement), or (d) the Issuer takes any action to authorize any of the actions set forth above in this definition.

“Bankruptcy Proceeding” means, with respect to the Issuer, any proceeding contemplated by any application, petition, assignment, filing of notice, or other means, whether voluntary or involuntary under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), or any other similar legislation of any jurisdiction seeking any moratorium, reorganization, adjustment, composition, proposal, compromise, arrangement, or other similar relief in respect of any or all of the Issuer’s obligations, seeking the winding up, liquidation, or dissolution of the Issuer or all or any part of its businesses, undertaking, properties, and assets, seeking any order declaring, finding, or adjudging the Issuer insolvent or bankrupt, seeking the appointment (provisional, interim, or permanent) of any receiver, or resulting, by operation of law, in the bankruptcy of the Issuer.

“Business Day” means any day other than (a) a Saturday or Sunday, (b) any other day on which the principal chartered banks located in Toronto, Ontario are not open for business, or (c) any other day on which banks are not required or authorized to close in New York, New York.

“Change of Control” shall be deemed to have occurred at the time after this debenture is originally issued if either of the following occurs:

(a)
a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Issuer, its Wholly Owned Subsidiaries and the employee benefit plans of the Issuer and its Wholly Owned Subsidiaries has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Common Shares of the Issuer representing more than 50% of the voting power of the Common Shares of the Issuer; or
(b)
the consummation of (A) any recapitalization, reclassification or change of the Common Shares (other than changes resulting from a share split or consolidation) as a result of which the Common Shares would be converted into, or exchanged for, shares, stock, other securities, other property or assets; (B) any share exchange, consolidation, amalgamation or merger of the Issuer pursuant to which the Common Shares will be converted into cash, securities or other property or assets; or (C) any sale, lease, exchange or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than one or more of the Issuer’s Wholly Owned Subsidiaries; provided, however, that a transaction described in clause (A) or (B) in which the holders of all classes of the Issuer’s Common Shares immediately prior to such transaction own, directly or indirectly, more than 50% of the Common Shares of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Change of Control pursuant to this clause (b);

provided, however, that a transaction or transactions described in clause (a) or clause (b) above shall not constitute a Change of Control, if at least 90% of the consideration received or to be received by the common shareholders of the Issuer, excluding cash payments for fractional shares, in connection with such transaction or transactions consists of common shares that are listed or quoted on any of the Canadian Securities Exchange, Nasdaq Global Select Market, the Toronto Stock Exchange, The New York Stock Exchange or the Nasdaq Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions this debenture become convertible into such consideration, excluding cash payments for fractional shares (subject to the provisions hereof); and provided further, that, that a transaction or transactions described in clause (a) above shall not constitute a Change of Control, if the “person” or “group” within the meaning of Section 13(d) of the Exchange Act is, as of the date hereof, a “control person” of the Issuer within the meaning of Section 1(1) of the Securities Act (Ontario). In the case of a transaction that would have been a Change of Control but for the proviso immediately following clause (b) of this definition, if any transaction in which the Common Shares are replaced by the securities of another entity occurs, references to the Issuer in this definition shall instead be references to such other entity.

“Collateral Agent” has the meaning ascribed thereto in Section 14.

“Common Shares” means the common shares in the capital of the Issuer.

“Conversion Price” means U.S.$0.87, as adjusted from time to time as provided in Schedule “B” attached to this debenture.

“Current Market Price” means, at any date, the volume weighted average trading price per share at which the Common Shares have traded:

(c)
on the stock exchange upon which the highest volume of trading of the Common Shares occurs during the applicable period; and
(d)
if the Common Shares are not listed on a stock exchange, on any over-the-counter market on which the Common Shares are trading, as may be selected for this purpose by the board of directors of the Issuer, acting reasonably;

during the 3 consecutive trading days ending on the Business Day before the applicable determination date and the weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold on the exchange or market, as the case may be, during the 3 consecutive trading days by the number of Common Shares sold or, if not traded on any recognized exchange or market, as determined by the board of directors of the Issuer, acting reasonably.

“Debentures” has the meaning ascribed thereto in Section 3.

“Event of Default” means the occurrence of one or more of the following events:

(e)
default in any payment of interest on this debenture when due and payable, and the default continues for a period of 5 days;
(f)
default in the payment of principal of this debenture when due and payable on the Maturity Date, upon any required repurchase, upon declaration of acceleration or otherwise;
(g)
failure by the Issuer to comply with its obligation to convert this debenture in accordance herewith upon exercise of the Holder’s conversion right and such failure continues for a period of 3 Business Days;
(h)
a Bankruptcy Event occurs with respect to the Issuer; or
(i)
the indebtedness and other obligations under the FG Loan Agreement shall be declared due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption (or the equivalent thereof)), purchased or defeased, or any offer to prepay, redeem, purchase or defease such indebtedness and obligations shall be required to be made, in each case prior to the stated maturity thereof; provided, that such declaration is not waived by the holders of such indebtedness and obligations or the events giving rise to such declaration are not otherwise remedied prior to any acceleration of the indebtedness and obligations under this debenture pursuant to Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FG Loan Agreement” means that certain Loan Agreement dated as of August 1, 2024 by and among the Issuer, the borrowers from time to time party thereto, the lenders from time to time party thereto, and FG Agency Lending LLC, as administrative agent for the lenders thereunder, as amended, restated, modified or otherwise supplemented from time to time.

“Forced Conversion Date” has the meaning ascribed thereto in Section 7(b).

“Forced Conversion Notice” has the meaning ascribed thereto in Section 7(b).

“Interest Payment Date” means each of March 31, June 30, September 30 and December 31 in each year that this debenture is outstanding commencing on September 30, 2026.

“Interest Period” means the period commencing on the later of: (a) the Closing Date, and (b) the immediately preceding Interest Payment Date on which interest has been paid and, in each case, ending on the date immediately preceding the next Interest Payment Date in respect of which interest is payable.

“Maturity Date” means September 30, 2031.

“Notice” means any notice, request, direction, or other document that a party can or must make or give under this debenture.

“Offering Agreements” means the subscription agreements entered into by the Issuer with the Holder and each of the other holders of Debentures in connection with the Issuer’s private placement offering of Debentures.

“Person” includes any individual, and any corporation, partnership, governmental body, joint venture, association, trust, or any other entity.

“PIK Interest” means interest on the Principal that is paid in kind (and not in cash) and added to the Principal in accordance with Section 5(c).

“Principal” means the lesser of the Initial Principal Amount and the aggregate principal amount outstanding under this debenture from time to time and includes any PIK Interest.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subordinated GSA” has the meaning ascribed thereto in Section 14.

“Subsidiary” means, with respect to any Person (herein referred to as the “parent”), (i) any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) is, at the time any determination is being made, owned or held, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent or (ii) a majority of the members of the board of directors (or equivalent governing body) have been appointed or designated for appointment (and actually elected by persons entitled to cast a vote in respect of, or otherwise approve, such appointment or designation) by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“TSX” means the Toronto Stock Exchange.

“VWAP” means the per share volume weighted average trading price of the Common Shares for the applicable period (which must be calculated utilizing days in which the Common Shares actually trade) on the TSX (or if the Common Shares are no longer traded on the TSX, on such other exchange as the Common Shares are then traded); provided that the VWAP shall be converted into U.S. dollars based on the Canadian dollar to U.S. dollar conversion rate as quoted by Bloomberg on the date immediately preceding the last date of the applicable period.

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%”.

SCHEDULE “B”

Adjustment of Conversion Price

The Conversion Price in effect at any date shall be subject to adjustment from time to time as set forth below.

(a)
If and whenever at any time prior to the Business Day immediately preceding the Maturity Date the Issuer shall:

(i)
subdivide or redivide the outstanding Common Shares into a greater number of shares;
(ii)
reduce, combine or consolidate the outstanding Common Shares into a smaller number of shares; or
(iii)
issue Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a dividend or distribution (other than the issue of Common Shares to holders of Common Shares who have elected to receive dividends or distributions in the form of Common Shares in lieu of cash dividends or cash distributions paid in the ordinary course on the Common Shares);

the Conversion Price in effect on the effective date of such subdivision, redivision, reduction, combination or consolidation or on the record date for such issue of Common Shares by way of a dividend or distribution, as the case may be, shall in the case of any of the events referred to in (i) and (iii) above be decreased in proportion to the number of outstanding Common Shares resulting from such subdivision, redivision or dividend, or shall, in the case of any of the events referred to in (ii) above, be increased in proportion to the number of outstanding Common Shares resulting from such reduction, combination or consolidation. Such adjustment shall be made successively whenever any event referred to in this Schedule “B” shall occur. Any such issue of Common Shares by way of a dividend or distribution shall be deemed to have been made on the record date for the dividend or distribution for the purpose of calculating the number of outstanding Common Shares under subsections (c) and (d) of this Schedule “B”.

(b)
If and whenever at any time prior to the Business Day immediately preceding the Maturity Date the Issuer shall fix a record date for the payment of a cash dividend or distribution to the holders of all or substantially all of the outstanding Common Shares, the Conversion Price shall be adjusted immediately after such record date so that it shall be equal to the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the denominator shall be the Current Market Price on such record date and of which the numerator shall be the Current Market Price on such record date minus the amount in cash per Common Share distributed to holders of Common Shares. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that any such cash dividend or distribution is not paid, the Conversion Price shall be re-adjusted to the Conversion Price which would then be in effect if such record date had not been fixed.
(c)
If and whenever at any time prior to the Business Day immediately preceding the Maturity Date the Issuer shall fix a record date for the issuance of options, rights or warrants to all or substantially all the holders of its outstanding Common Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares (or securities convertible into Common Shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price on such record date, the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus a number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible securities so offered) by such Current Market Price, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such a record date is fixed. To the extent that any such options, rights or warrants are not so issued or any such options, rights or warrants are not exercised prior to the expiration thereof, the Conversion Price shall be re-adjusted to the Conversion Price which would then be in effect if such record date had not been fixed or to the Conversion Price which would then be in effect based upon the number of Common Shares (or securities convertible into Common Shares) actually issued upon the exercise of such options, rights or warrants were included in such fraction, as the case may be.
(d)
If and whenever at any time prior to the Business Day immediately preceding the Maturity Date, there is a reclassification of the Common Shares or a capital reorganization of the Issuer other than as described in paragraph (a) of this Schedule “B” or a consolidation, amalgamation, arrangement, binding share exchange, merger of the Issuer with or into any other Person or other entity or acquisition of the Issuer or other combination pursuant to which the Common Shares are converted into or acquired for cash, securities or other property; or a sale or conveyance of the property and assets of the Issuer as an entirety or substantially as an entirety to any other Person (other than a direct or indirect Wholly Owned Subsidiary of the Issuer) or other entity or a liquidation, dissolution or winding-up of the Issuer (any such event, a “Merger Event”), the Holder who has not exercised its right of conversion prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of Common Shares then sought to be acquired by it, such amount of cash or the number of shares or other securities or property of the Issuer or of the Person or other entity resulting from such merger, amalgamation, arrangement, acquisition, combination or consolidation, or to which such sale or conveyance may be made or which holders of Common Shares receive pursuant to such liquidation, dissolution or winding-up, as the case may be, that the Holder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, if, on the record date or the effective date thereof, as the case may be, the Holder had been the registered holder of the number of Common Shares sought to be acquired by it and to which it was entitled to acquire upon the exercise of the conversion right, subject to paragraph (m) of this Schedule “B”. If determined appropriate by the board of directors of the Issuer, to give effect to or to evidence the provisions of paragraph (d) of this Schedule “B”, the Issuer, its successor, or such purchasing Person or other entity, as the case may be, shall, prior to or contemporaneously with any such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, enter into an amendment which shall provide, to the extent possible, for the application of the provisions set forth in this Schedule “B” with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this debenture shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any cash, shares or other securities or property to which the Holder is entitled on the exercise of its conversion rights thereafter. Any such amendment pursuant to the provisions of paragraph (d) of this Schedule “B” shall be entered into between the Issuer and the Holder. Any such amendment entered into between the Issuer, any successor to the Issuer or such purchasing Person or other entity and the Holder shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in paragraph (d) of this Schedule “B” and which shall apply to successive reclassifications, capital reorganizations, amalgamations, consolidations, mergers, share exchanges, acquisitions, combinations, sales or conveyances. For greater certainty, nothing in paragraph (d) of this Schedule “B” shall affect or reduce the requirement for the Issuer to provide a Change of Control Notice in accordance with Section 8 to the extent any transaction described in paragraph (d) of this Schedule “B” is considered a Change of Control.

The Issuer shall not become a party to any Merger Event unless its terms are consistent with paragraph (d) of this Schedule “B”.

(e)
If the Issuer shall make a distribution to all or substantially all of the holders of Common Shares of shares in the capital of the Issuer, other than Common Shares, or evidences of indebtedness or other assets of the Issuer, including securities (but excluding (i) any issuance of rights or warrants for which an adjustment was made pursuant to paragraph (c) of this Schedule “B”, and (ii) any dividend or distribution paid exclusively in cash for which an adjustment was made pursuant to paragraph (b) of this Schedule “B”) (the “Distributed Securities”), then in each such case (unless the Issuer at its option chooses to distribute such Distributed Securities to the Holder on such dividend or distribution date (as if the Holder had converted this debenture into Common Shares immediately preceding the record date with respect to such distribution)) the Conversion Price in effect immediately preceding the ex-distribution date fixed for the dividend or distribution shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately preceding such ex-distribution date by a fraction of which the denominator shall be the Current Market Price immediately prior to the ex-distribution date and of which the numerator shall be the Current Market Price for the first 5 trading days that occur immediately post the ex-distribution date. Such adjustment shall be made successively whenever any such distribution is made and shall become effective 5 Business Days immediately after the ex-distribution date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if the securities distributed by the Issuer to all holders of its Common Shares consist of capital stock of, or similar equity interests in, a Subsidiary or other business of the Issuer (the “Spinoff Securities”), the Conversion Price shall be adjusted, unless the Issuer makes an equivalent distribution to the Holder, so that the same shall be equal to the rate determined by multiplying the Conversion Price in effect on the record date fixed for the determination of shareholders entitled to receive such distribution by a fraction, the denominator of which shall be the sum of (A) the weighted average trading price of one Common Share over the 20 consecutive trading day period (the “Spinoff Valuation Period”) commencing on and including the 5th trading day after the date on which ex-dividend trading commences for such distribution on the stock exchange upon which the highest volume of trading of the Common Shares occurs during the applicable period and (B) the product of (i) the weighted average trading price (calculated in substantially the same way as the Current Market Price is calculated for the Common Shares) over the Spinoff Valuation Period of the Spinoff Securities or, if no such prices are available, the fair market value of the Spinoff Securities as reasonably determined by the board of directors of the Issuer (which determination shall be conclusive) multiplied by (ii) the number of Spinoff Securities distributed in respect of one Common Share and the numerator of which shall be the weighted average trading price of one Common Share over the Spinoff Valuation Period, such adjustment to become effective immediately preceding the opening of business on the 25th trading day after the date on which ex-dividend trading commences; provided, however, that the Issuer may in lieu of the foregoing adjustment elect to make adequate provision so that the Holder shall have the right to receive upon conversion thereof the amount of such Spinoff Securities that the Holder would have received if this debenture had been converted on the record date with respect to such distribution.
(f)
If any issuer bid made by the Issuer or any of its Subsidiaries for all or any portion of Common Shares shall expire, then, if the issuer bid shall require the payment to shareholders of consideration per Common Share having a fair market value (determined as provided below) that exceeds the Current Market Price on the last date (the “Expiration Date”) tenders could have been made pursuant to such issuer bid (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “Expiration Time”), the Conversion Price shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Price in effect immediately preceding the close of business on the Expiration Date by a fraction of which (i) the denominator shall be the sum of (A) the fair market value of the aggregate consideration (the fair market value as determined by the board of directors of the Issuer, whose determination shall be conclusive evidence of such fair market value, subject to the approval of the TSX) payable to shareholders based on the acceptance (up to any maximum specified in the terms of the issuer bid) of all Common Shares validly tendered and not withdrawn as of the Expiration Time (the Common Shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Common Shares”) and (B) the product of the number of Common Shares outstanding (less any Purchased Common Shares and excluding any Common Shares held in the treasury of the Issuer) at the Expiration Time and the Current Market Price on the Expiration Date and (ii) the numerator of which shall be the product of the number of Common Shares outstanding (including Purchased Common Shares but excluding any Common Shares held in the treasury of the Issuer) at the Expiration Time multiplied by the Current Market Price on the Expiration Date, such increase to become effective immediately preceding the opening of business on the day following the Expiration Date. In the event that the Issuer is obligated to purchase Common Shares pursuant to any such issuer bid, but the Issuer is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of Common Shares actually purchased, if any. If the application of paragraph (f) of this Schedule “B” to any issuer bid would result in a decrease in the Conversion Price, no adjustment shall be made for such issuer bid under this paragraph (f) of this Schedule “B”.

For purposes of paragraph (f) of this Schedule “B”, the term “issuer bid” shall mean an issuer bid under Securities Laws or a take-over bid under Securities Laws by a Subsidiary of the Issuer for the Common Shares and all references to “purchases” of Common Shares in issuer bids (and all similar references) shall mean and include the purchase of Common Shares in issuer bids and all references to “tendered Common Shares” (and all similar references) shall mean and include Common Shares tendered in issuer bids.
(g)
In any case in which this Schedule “B” shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Issuer may defer, until the occurrence of such event, issuing to the holder of any Debenture converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Issuer shall deliver to such holder an appropriate instrument evidencing such holder’s right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the date this debenture has been surrendered for conversion or such later date as such holder would, but for the provisions of paragraph (g) of this Schedule “B”, have become the holder of record of such additional Common Shares pursuant to Section 7 of this debenture.
(h)
The adjustments provided for in this Schedule “B” are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Section, provided that, notwithstanding any other provision of this Section, no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided however, that any adjustments which by reason of paragraph (h) of this Schedule “B” are not required to be made shall be carried forward and taken into account in any subsequent adjustment.
(i)
For the purpose of calculating the number of Common Shares outstanding, Common Shares owned by or for the benefit of the Issuer shall not be counted.
(j)
In the event of any question arising with respect to the adjustments provided in this Schedule “B”, such question shall be conclusively determined by a firm of nationally recognized chartered accountants appointed by the Issuer (who may be the auditors of the Issuer); such accountants shall have access to all necessary records of the Issuer and such determination shall be binding upon the Issuer and the Holder.
(k)
In case the Issuer shall take any action affecting the Common Shares other than action described in this Schedule “B”, which in the opinion of the board of directors of the Issuer, would materially affect the rights of the Holder, the Conversion Price shall be adjusted in such manner and at such time, by action of such board of directors, as such board of directors, in their sole discretion may determine to be equitable in the circumstances, subject to the approval of the TSX. Failure of the directors to make such an adjustment shall be conclusive evidence that they have determined that it is equitable to make no adjustment in the circumstances.
(l)
Subject to the approval of the TSX, no adjustment in the Conversion Price shall be made in respect of any event described in paragraphs (a), (b), (c), (e) or (f) of this Schedule “B” other than the events described in clauses (a)(i) or (a)(ii) of this Schedule “B” if the Holder is entitled to participate in such event on the same terms mutatis mutandis as if it had converted this debenture prior to the effective date or record date, as the case may be, of such event.
(m)
Except as stated above in this Schedule “B”, no adjustment will be made in the Conversion Price for this debenture as a result of the issuance of Common Shares at less than the Current Market Price on the date of issuance or the then applicable Conversion Price.
(n)
Notwithstanding any of the foregoing in this Schedule “B”, if the Holder would otherwise be entitled to receive, upon conversion of this debenture, any property (including cash) or securities that would not constitute “prescribed securities” for the purposes of clause 212(1)(b)(vii)(E) of the Income Tax Act (Canada) as it applied on December 31, 2007 (“Ineligible Consideration”), the Holder shall not be entitled to receive such Ineligible Consideration and the Issuer or the successor or acquirer, as the case may be, shall have the right (at the sole option of the Issuer or the successor or acquirer, as the case may be) to deliver to the Holder “prescribed securities” for the purposes of clause 212(1)(b)(vii)(E) of the Income Tax Act (Canada) as it applied on December 31, 2007 with a market value (as conclusively determined by the board of directors of the Issuer) equal to the market value of such Ineligible Consideration.

The Issuer shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in this Schedule “B”, deliver written notice to the Holder specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate and the amount of the adjustment specified therein shall be conclusively determined by a firm of nationally recognized chartered accountants appointed by the Issuer (who may be the auditors of the Issuer) and such advice or determination shall be conclusive and binding on all parties in interest. When so approved, the Issuer shall, except in respect of any subdivision, redivision, reduction, combination or consolidation of the Common Shares, forthwith give notice to the Holder in the manner provided in Section 19 of this debenture specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Conversion Price; provided that, if the Issuer has given notice hereunder covering all the relevant facts in respect of such event and if the Holder approves, no such notice need be given hereunder.